Exhibit 99.1
GigaCloud Technology Inc Appoints Highly Respected Industry Veteran Kerry Lebensburger to Board of Directors
-- Lebensburger, Former Ashley Furniture President, Succeeds Retiring Director Lorri Kelley --
EL MONTE, Calif., August 18, 2025 -- GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B technology solutions for large parcel merchandise, today announced the appointment of industry leader Kerry Lebensburger to its Board of Directors (the “Board”), effective August 17, 2025, succeeding retiring member Lorri Kelley. GigaCloud’s Board membership remains at five.
Lebensburger brings decades of executive leadership experience as the former President of Ashley Furniture, one of the largest furniture companies in the U.S., where he served for nearly 30 years before retiring in 2023. During his tenure, Lebensburger advanced through senior leadership roles spanning sales, marketing, merchandising, product development, and business growth. He has also served on the boards of the American Home Furnishings Hall of Fame, The Home Furnishings Association, and the Las Vegas Home Furniture Association, and is the recipient of multiple industry honors. Lebensburger earned his undergraduate degree from The Wharton School of the University of Pennsylvania in 1968 and his MBA from the University of Cincinnati in 1969.
“I am thrilled to join GigaCloud’s board during this dynamic phase of growth. Having witnessed the Company’s incredible growth and its transformative impact on the industry—leveraging technology to delivering greater efficiency and agility across the supply chain,” said Lebensburger. “By redefining how businesses connect and transact, GigaCloud is not only advancing the industry but creating meaningful value for all participants. I look forward to contributing to its continued success.”

“GigaCloud has had a great relationship with Kerry over the years, and we are very excited to welcome his expertise and thought leadership as the newest member of our Board of Directors,” said Larry Wu, Founder, Chief Executive Officer, and Chairman. “His continued insight and broad-based furniture experience will be invaluable as we continue expanding our B2B Marketplace. On behalf of the Board, I also want to thank Lorri for her contributions and wish her the very best.”
Kelley notified the Company of her intention to retire from the Board on August 12, 2025, after two years of service. She will continue to serve as an advisor to support Lebensburger’s transition. Her retirement was not related to any dispute or disagreement with the Company or the Board, or on any matter relating to the Company’s operations, policies or practices.
“I have greatly enjoyed my time at GigaCloud, especially witnessing its significant growth,” said Kelley. “I believe the Company is well positioned to continue this momentum and strengthen its leadership in global B2B technology solutions.”
About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, which it refers to as the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. The Company offers a truly comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories such as home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/.
Forward-Looking Statements
This press release contains “forward-looking statements.” Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.

For investor and media inquiries, please contact:
GigaCloud Technology Inc
Investor Relations – ir@gigacloudtech.com
PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com